Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints J. Mariner Kemper, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign the registration statement on Form S-8 (the "Registration Statement") and any and all amendments (including post-effective amendments) to the Registration Statement, for the purpose of registering under the Securities Act of 1933, as amended, an additional 800,000 shares of UMB Financial Corporation's common stock, par value $1.00 per share (the "Common Stock"), to be offered pursuant to the UMB Financial Corporation Long Term Incentive Compensation Plan, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ J. Mariner Kemper	Chairman of the Board, Chief Executive	July 21, 2009
J. Mariner Kemper	Officer and Director

/s/ Michael D. Hagedorn	Chief Financial Officer	July 21, 2009
Michael D. Hagedorn

/s/ Peter J. deSilva	President, Chief Operating Officer and	July 21, 2009
Peter J. deSilva	Director

/s/ Theodore M. Armstrong	Director	July 21, 2009
Theodore M. Armstrong

/s/ David R. Bradley, Jr.	Director	July 21, 2009
David R. Bradley, Jr.

/s/ Terrence P. Dunn	Director	July 21, 2009
Terrence P. Dunn

/s/ Kevin C. Gallagher	Director	July 21, 2009
Kevin C. Gallagher

Director
Greg Graves

/s/ Alexander C. Kemper	Director	July 21, 2009
Alexander C. Kemper

/s/ John H. Mize, Jr.	Director	July 21, 2009
John H. Mize, Jr.

/s/ Kris A. Robbins	Director	July 21, 2009
Kris A. Robbins

/s/ Thomas D. Sanders	Director	July 21, 2009
Thomas D. Sanders

/s/ L. Joshua Sosland	Director	July 21, 2009
L. Joshua Sosland

/s/ Paul Uhlmann III	Director	July 21, 2009
Paul Uhlmann III

/s/ Thomas J. Wood III	Director	July 21, 2009
Thomas J. Wood III